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                                                            Exhibit 23.1




                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated July 30, 1999 (except for paragraphs 4 through 10 of Note 11, as to which the date is August 18, 1999) with respect to the financial statements of The Knot, Inc. and our report dated August 18, 1999, with respect to the financial statements of Casenhiser Clothing Company, Inc. included in the Registration Statement (Form S-1) and related Prospectus of The Knot, Inc. dated September 17, 1999.



                                                       /s/ Ernst & Young LLP
                                                       ---------------------
                                                           Ernst & Young LLP

New York, New York
September 17, 1999